UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 22, 2005

                              CENTER BANCORP, INC.


             (Exact Name of Registrant as Specified in its Charter)



          New Jersey                   2-81353                52-1273725
-----------------------------  ------------------------   ---------------------
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
        of Incorporation)                                    Identification No.)


     2455 Morris Avenue, Union, New Jersey                       07083
-----------------------------------------------  -------------------------------
   (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (800) 862-3683


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On September 22, 2005, the Board of Directors of the Registrant named Stephen J. LaMont and Kenneth W. Battiato to the Board of Directors of the Registrant. Mr. LaMont is a certified public accountant with the firm of Stephen
J. LaMont CPA and Mr. Battiato is the president and principal shareholder of Townley Sweeping Services, Inc., a specialty service firm that specializes in parking lot professional sweeping, roll-off dumpster service, construction services, residential maintenance and repair and property mangement. Messrs. LaMont and Battiato, individually and/or indirectly through their companies, are customers (depositors in both cases and a borrower in the case of Mr. Battiato) of the Registrant's bank subsidiary.

      Mr. LaMont has been named to the Audit Committee, Nominating Committee and Executive Committee of the Boards of Directors of the Registrant and the Registrant's bank subsidiary and Mr. Battiato has been named to the Nominating Committee and Executive Committee of the Boards of Directors of the Registrant and the Registrant's bank subsidiary. Mr. Battiato has also been named to the Loan & Discount Committee of the Board of Directors of the Registrant's bank subsidiary.

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

         Exhibit 99.1 - Press release, dated September 27, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTER BANCORP, INC.




                                    By: /s/ Anthony C. Weagley
                                        ----------------------------
                                    Name:  Anthony C. Weagley
                                    Title:  Chief Financial Officer


Dated: September 27, 2005

                                  EXHIBIT INDEX

Exhibit 99.1 - Press release, dated September 27, 2005.